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                            CERTIFICATE OF AMENDMENT
                                     of the
                      DECLARATION OF INTENTION AND CHARTER
                                       of
              THE MANUFACTURERES LIFE INSURANCE COMPANY OF NEW YORK

                                      Under
       Section 805 Of The Business Corporation Law and Section 1206 of the
                                  Insurance Law

        The undersigned officers of The Manufacturers Life Insurance Company of New York (the "Corporation"), duly organized and existing under the Laws of the State of New York, do hereby certify that:

        1. That the name of the Corporation is The Manufacturers Life Insurance Company of New York.

        2. That the Declaration of Intention and Charter (the "Charter") was filed on February 10, 1992 with the Superintendent of Insurance.

        3. That the Charter of the Corporation is hereby amended to change the name of the Corporation by deleting paragraph FIRST in its entirety and inserting the following in lieu thereof:

                FIRST: The name of the Corporation shall be John Hancock Life Insurance Company of New York (hereinafter referred to as the "Corporation").

        4. That the foregoing amendment has been duly authorized by the Board of Directors at their regularly scheduled meeting held August 24, 2004 and by the Sole Stockholder of the Corporation at a Special Meeting held August 24, 2004, in accordance with the provisions of Section 803(a) of the Business Corporation Law of the State of New York.

        5. That the foregoing amendment shall be effective at 12:01 a.m. Eastern Standard Time on January 1, 2005.

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        IN WITNESS WHEREOF, The Manufacturers Life Insurance Company of New York
has caused this Certificate to be executed by James D. Gallagher, President and Kimberly S. Ciccarelli, Secretary.

                            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK

                                        By /s/ James D. Gallagher
                                           -------------------------------------
                                           James D. Gallagher, President

                                        By /s/ Kimberly S. Ciccarelli
                                           -------------------------------------
                                           Kimberly S. Ciccarelli, Secretary

Commonwealth of Massachusetts   )
                                )
County of Suffolk               )

        On this 11 day of December, 2004, before me personally came
James D. Gallagher, President and Kimberly S. Ciccarelli, Secretary of The Manufacturers Life Insurance Company of New York, the Corporation described in the above executed instrument, and that he/she signed his/her name thereto by order of the Directors of said Corporation.

                                              /s/ Sarah Stevens
                                              ----------------------------
                                                      Notary Public

                                              Commission Expires 1/11/2011